Exhibit 10.1

Boston Properties Limited Partnership

Ninety-Eighth Amendment to

Second Amended and Restated Agreement of Limited Partnership

This Ninety-Eighth Amendment is made as of October 21, 2010 by Boston Properties, Inc., a Delaware corporation, as general partner (the “General Partner” or the “Company”) of Boston Properties Limited Partnership, a Delaware limited partnership (the “Partnership”), for the purpose of amending the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated June 29, 1998, as amended (the “Partnership Agreement”). All capitalized terms used herein and not defined shall have the respective meanings assigned to them in the Partnership Agreement.

WHEREAS, Section 14.1.A of the Partnership Agreement provides that the Partnership Agreement may be amended if the amendment is approved by the General Partner and it receives the Consent of Limited Partners holding a majority of the Common Units held by Limited Partners (including Limited Partner Common Units held by the Company);

WHEREAS, the Company is the General Partner and holds approximately 85.2% of the Common Units held by Limited Partners;

WHEREAS, Section 14.1.B of the Partnership Agreement permits the General Partner to amend the Partnership Agreement, without the consent of the Limited Partners, to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect;

NOW, THEREFORE, the Partnership Agreement shall be amended as follows:

1.	Article 2 of the Partnership Agreement is amended to add the following as Section 2.6:

“Section 2.6    UCC Article 8 Election

All Partnership Interests shall be securities within the meaning of, and governed by, (i) Article 8 of the Delaware Uniform Commercial Code and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction.”

2.	Section 9.3 of the Partnership Agreement is hereby amended and restated in its entirety as follows:

“Section 9.3    Reports

A.    As soon as practicable, but in no event later than one hundred five (105) days after the close of each Partnership Year, the General Partner shall deliver to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the Company if such statements are prepared solely on a consolidated basis with the Company, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

B.    As soon as practicable, but in no event later than one hundred five (105) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall deliver to each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the Company, if such statements are prepared solely on a consolidated basis with the Company, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

C.    The reports required to be delivered under this Section 9.3 shall be delivered by regular U.S. mail or any other means reasonably likely to result in each Limited Partner receiving such reports as determined by the General Partner in its sole discretion; provided that, notwithstanding the provisions of Section 9.3.A and Section 9.3.B, to the extent that the Partnership or the Company, if the Partnership’s financial statements are prepared solely on a consolidated basis with the Company, is subject to periodic reporting requirements under the Securities Exchange Act of 1934, as amended, and files the quarterly and annual reports required thereunder within the time periods provided for the filing of such reports, including any permitted extensions, the General Partner shall be deemed to have complied with the requirements of Section 9.3.A and Section 9.3.B without taking further actions to deliver the reports referenced herein.

D.    Notwithstanding anything contained in Section 9.3.C, the General Partner shall make any reports required to be delivered under this Section 9.3 available in print to any Limited Partner upon written request to the General Partner.”

Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

GENERAL PARTNER:

BOSTON PROPERTIES, INC.

By:	/s/ Douglas T. Linde
Name:	Douglas T. Linde
Title:	President

LIMITED PARTNER:

BOSTON PROPERTIES, INC.

By:	/s/ Douglas T. Linde
Name:	Douglas T. Linde
Title:	President